                                                                    Exhibit 10.2


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


          This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), effective as of June 21, 1999 (the "Effective Date"), by and between McKesson HBOC, Inc. (the "Company"), a Delaware corporation with its principal office at One Post Street, San Francisco, California, and John H. Hammergren ("Executive").

                                   RECITALS
                                   --------

A. WHEREAS, Executive and the Company have previously entered into that certain employment agreement dated as of March 31, 1999 (the "Old Employment Agreement").

B. WHEREAS, Executive and the Company have previously entered into an agreement providing for the payment of severance benefits to Executive in connection with his termination following a Change in Control (as defined in Paragraph 9(c) below) of the Company, dated January 31, 1996 (the "Termination Agreement").

C. WHEREAS, a Change in Control of the Company occurred under the Termination Agreement on January 12, 1999 (the "1999 Change in Control")

D. WHEREAS, Executive and the Company desire to amend and restate in its entirety the Old Employment Agreement and to incorporate into this Agreement the terms of such amendment and restatement the terms of the Termination Agreement as it applies with regard to any Change in Control.

E. WHEREAS, the Company, in its business, develops and uses certain Confidential Information (as defined in Paragraph 7(c) below). Such Confidential Information will necessarily be communicated to or acquired by Executive by virtue of his employment with the Company, and the Company has spent time, effort and money to develop such Confidential Information and to promote and increase its goodwill; and

F. WHEREAS, the Company desires to retain the services of, and employ, Executive on its own behalf and on behalf of its affiliated companies for the period provided in this Agreement and, in so doing, to protect its Confidential Information and goodwill, and Executive is willing to accept employment by the Company on a full-time basis for such period, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.   Employment.  Subject to the terms and conditions of this Agreement, the
     ----------
     Company agrees to employ Executive, and Executive agrees to accept employment from, and remain in the employ of, the Company for the period stated in Paragraph 3 hereof.

2.   Position and Responsibilities.  During the period of his employment
     -----------------------------
     hereunder, Executive agrees to serve the Company, and the Company shall employ Executive, as Co-President and Co-Chief Executive Officer of the Company and in such other senior corporate executive capacities consistent with such position as may be specified from time to time by the Board of Directors of the Company (the "Board"). During the period of his employment hereunder, Executive shall report directly to the Board.

3.   Term and Duties.
     ---------------

     (a)  Term of Employment.  The period of Executive's employment under this
          ------------------
          Agreement shall be deemed to have commenced on the date of this Agreement and shall continue until March 31, 2004 (the "Term"). Prior to the expiration of the Term, the Company shall offer to extend the Term of the Agreement effective as of the expiration of the Term on terms and conditions that are identical to the terms and conditions contained herein except that such extended agreement shall not obligate the Company to pay a Sign-On Bonus (as defined below) or Retention Bonus (as defined below) and the extended agreement shall not be subject to further extension. If Executive rejects such extension and the Agreement expires, the expiration of the Term shall be treated as a voluntary resignation entitling Executive to the amounts and benefits, if any, set forth in Paragraph 9(a) as of the end of the Term. If (i) the Company fails to offer to extend the term of the Agreement or (ii) the terms and conditions of the extension are not identical (except as set forth above) to the terms and conditions set forth herein and Executive rejects such extension, the expiration of the Term shall be treated as a termination other than for Cause (as defined in Paragraph 8 below) entitling Executive to the amounts and benefits set forth in Paragraph 9(b) or (c), as the case may be, as of the end of the Term.

     (b)  Duties.  During the period of his employment hereunder and except for
          ------
          illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all of his business time, attention, skill and efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereafter changed or added to, under and pursuant to the general direction of the Board; provided, however,
                                                          --------  -------
          that, (i) with the approval of the Board (which will not be unreasonably withheld or delayed), Executive may serve, or continue to serve, on the boards of directors of, hold any other offices or positions in, for profit companies or organizations, which, in the Board's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement and (ii) Executive may devote a portion of his time to the management of his personal affairs or involvement in charitable activities, which activities shall not materially affect the performance of Executive's duties pursuant to this Agreement. The services which are to be employed by Executive hereunder are to be rendered in the State of California, or in such other place or places in the United States or elsewhere as may be determined from time to time by the Board, but are to be rendered primarily at the Company's principal place of business at One Post Street in San Francisco, California. Unless and until otherwise mutually agreed to between the Company and Executive, Executive shall be at liberty to maintain his residence in the San Francisco Bay Area, State of California.

4.   Compensation and Reimbursement of Expenses; Other Benefits.
     ----------------------------------------------------------

     (a)  Compensation.  During the period of his employment hereunder,
          ------------
          Executive shall be paid a salary, in monthly or semi-monthly installments (in accordance with the Company's normal payroll practices for senior executive officers), at the rate of Seven Hundred Fifty Thousand Dollars ($750,000.00) per year, or such higher salary as may be from time to time approved by the Board (or any duly authorized

          Committee thereof) (any such higher salary so approved to be thereafter the minimum salary payable to Executive during the remainder of the Term hereof), plus such additional incentive compensation, if any, as may be awarded to him yearly by the Board (or any duly authorized Committee thereof). For purposes of the MIP (as defined in subparagraph (c) below), for each of the Company's fiscal years ending during the Term of this Agreement, Executive's Individual Target Award shall be 100% of his base salary for the applicable Year (as defined in the MIP). Executive shall also receive an automobile allowance from the Company of One Thousand Dollars ($1,000.00) per month during the Term of this Agreement.

     (b)  Reimbursement of Expenses.  The Company shall pay or reimburse
          -------------------------
          Executive, in accordance with its normal policies and practices, for all reasonable travel and other expenses incurred by Executive in performing his obligations hereunder. The Company further agrees to furnish Executive with such assistance and accommodations as shall be suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder.

     (c)  Other Benefits.  During the period of his employment hereunder,
          --------------
          Executive shall be entitled to receive all other benefits of employment available to any other Co-President and Co-Chief Executive Officer of the Company and generally available to other members of the Company's management and those benefits for which key executives are or shall become eligible, when and as he becomes eligible therefor, including without limitation, group health and life insurance benefits, short and long-term disability plans, deferred compensation plans, and participation in the Company's Profit-Sharing Investment Plan, Employee Stock Purchase Plan, Executive Medical Plan, 1989 Management Incentive Plan ("MIP"), Long Term Incentive Plan, 1984 Executive Benefit Retirement Plan ("EBRP"), 1988 Executive Survivor Benefits Plan ("ESBP"), Stock Purchase Plan and 1994 Restricted Stock and Stock Option Plan (or any other similar plan or arrangement), and the Company agrees that none of such benefits shall be altered in any manner or in such a way as to reduce any then existing entitlement of Executive thereunder or any entitlement provided for hereunder. To the extent specific provisions of this Agreement that relate to other plans or arrangements of the Company are more favor-able than the terms and conditions set forth in such other plan or arrangement of the Company, the provisions of this Agreement shall control. Additionally, to the extent any other plan or arrangement of the Company contains provisions regarding noncompetition, unauthorized use of confidential information, or nonsolicitation, such provisions shall not be deemed to have been violated by Executive except to the extent his activities would also constitute a violation of similar provisions contained herein.

5.   Initial Incentive Grants.  Executive has received or will receive the
     ------------------------
     following initial incentive awards specified below:

     (a)  Sign-On/Retention Bonus.  Executive has received a special, one-time
          -----------------------
          sign-on bonus in the amount of Seven Hundred and Fifty Thousand Dollars ($750,000.00) (the "Sign-On Bonus"). Executive has also received a special one-time retention bonus in the amount of Seven Hundred and Fifty Thousand Dollars ($750,000.00) (the "Retention Bonus") to be retained by Executive if and only if he remains employed by the Company on March 31, 2000, or his employment terminates earlier as a result of his death, disability, a termination by the Company other than for Cause or a termination by Executive for Good Reason (as defined in Paragraph 8(c)). Executive acknowledges and agrees that, in the event he voluntarily leaves the Company's employment (other than for Good Reason) or if he is terminated by the Company for Cause prior to March 31, 2000, he shall promptly (and in no event later than thirty (30) days following cessation of employment) return the Retention Bonus (i.e., $750,000.00) to the Company.
                           ----

     (b)  Stock Options.  Executive has received a non-qualified stock option to
          -------------
          purchase One Million (1,000,000) shares of the Company's common stock, which option will vest at the rate of fifty percent (50%) at January 29, 2001, seventy-five percent (75%) at January 29, 2002, and one hundred percent (100%) at January 29, 2003. Such option shall continue to be subject to the terms and conditions of the plan or arrangement pursuant to which it was issued in all respects; except that (i) to the extent vested, such option will remain exercisable until its expiration date unless Executive is terminated by the Company for Cause; (ii) provisions regarding noncompetition, use of confidential information, and nonsolicitation shall not be deemed to have been violated except to the extent such activities would also constitute a violation of similar provisions contained herein and (iii) the provisions regarding acceleration of vesting and exercisability set forth in the termination sections of this Agreement shall be applicable.

     (c)  LTIP Cash Award.  The Company has granted to Executive a Long-Term
          ---------------
          Incentive Plan award of Ten Million dollars ($10,000,000), payable, if earned, fifty percent (50%) at March 31, 2002, and fifty percent (50%) at March 31, 2004 (the "LTIP Award"). Executive acknowledges that payments of the award are contingent and based upon the Company's total shareholder return ("TSR"). Full awards will be paid if, at the end of each measurement period, the TSR is at or above the 75/th/ percentile of the S&P 500 (excluding therefrom financial institutions). Partial awards will be paid as follows: 75% if TSR is between the 60/th/ and 75/th/ percentile; 50% if TSR is between the 50/th/ and 60/th/ percentile; and 25% if TSR is below the 50/th/ percentile.

     (d) Executive was granted on August 16, 1999 (the "Grant Date"), a non-qualified stock option to purchase Two Million (2,000,000) shares of the Company's common stock, at a per share exercise price of $29.8125 which option will vest at the rate of fifty percent (50%) on the second anniversary of the Grant Date, seventy-five percent (75%) on the third anniversary of the Grant Date and one hundred percent (100%) on the fourth anniversary of the Grant Date. Such option shall otherwise be subject to the terms and conditions of the Company's Stock Option and Restricted Stock Plan and the terms and conditions set forth in the form of agreement evidencing the stock option referenced in subparagraph (b) above, as adjusted by the provisions of subparagraph, b(i), (b)(ii) and (b)(iii), provided that with regard to
                                                    --------
          (b)(i), the period shall be the lesser of three years or the expiration date.

     (e)  Housing Loan.  Executive and the Company acknowledge and agree that
          ------------
          the terms and conditions of the housing loan between Executive and the Company remain in full force and effect.

6.   Benefits Payable Upon Disability or Death.
     -----------------------------------------

     (a)  Disability Benefits.  If, during the term of Executive's employment
          -------------------
          hereunder, Executive shall be prevented from properly performing services hereunder by reason of his illness or other physical or mental incapacity, the Company shall continue to pay Executive his then current salary hereunder during the period of such disability; or, if less, for a period of (12) calendar months, at which time the Company's obligations hereunder (other than as provided herein) shall cease and terminate. Following the expiration of such 12-month period, Executive shall be eligible to receive his benefits pursuant to the EBRP calculated at the maximum level of 60% of Average Final Compensation (as defined in the EBRP) without regard to any reduction for early retirement.

     (b)  Death Benefits.  In the event of the death of Executive during the
          --------------
          term of his employment hereunder, (i) Executive's salary payable hereunder shall continue to be paid to Executive's surviving spouse, or if there is no spouse surviving, then to Executive's designee or representative (as the case may be) through the six-month period following the end of the calendar month in which Executive's death occurs and (ii) the benefits payable under the EBRP calculated at the maximum level of 60% of Average Final Compensation (as defined in the EBRP) shall be payable without regard to any reduction for early retirement. Thereafter, all of the Company's obligations hereunder (other than as provided herein) shall cease and terminate.

     (c)  Other Plans.  Except as specifically provided herein, the provisions
          -----------
          of this Paragraph 6 shall not affect (i) any rights of Executive's heirs, administrators, executors, legatees, beneficiaries or assigns under the Company's Profit-Sharing Investment Plan, EBRP, Long Term Incentive Plan, ESBP, Restricted Stock and Stock Option Plan (or any similar plan or arrangement), any stock purchase plan or any other employee benefit plan of the Company, and any such rights shall be governed by the terms of the respective plans, or (ii) any rights that exist with respect to indemnification or directors and officers insurance or any other rights hereunder which are intended to continue after a termination of employment.

7.   Obligations of Executive During and After Employment.
     ----------------------------------------------------

     (a)  Noncompetition.  Executive agrees that during the Term of his
          --------------
          employment hereunder, he will engage in no other business activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, or any affiliated company, without the prior written consent of the Board. Without any inference as to any other activity, the foregoing shall not limit ownership by Executive of (i) less than one percent (1%) of the common stock or public debt of any publicly traded entity; (ii) less than five percent (5%) in any investment pool, hedge fund, private equity fund or other similar vehicle in which Executive has no control over the investments that are made by such investment pool, hedge fund, private equity fund or other similar vehicle; or (iii) the amount of stock or other interests Executive holds as of the Effective Date of this Agreement in the entities listed on Schedule 7(a) hereof, provided that Executive is not actively engaged in the management of such entities.

     (b)  Unauthorized Use of Confidential Information.  Executive acknowledges
          --------------------------------------------
          and agrees that (i) during the course of his employment Executive will have produced and/or have access to Confidential Information, of the Company and its affiliated companies, and (ii) the unauthorized use or sale of any of such confidential or proprietary information at any time would harm the Company and would constitute unfair competition with the Company. Executive promises and agrees not to engage in any unfair competition with the Company by reason of Executive's use of Confidential Information either during or after the Term of his employment hereunder. Therefore, during and subsequent to his employment by the Company and its affiliated companies, Executive agrees to hold in confidence and not, directly or indirectly, disclose, use, copy or make lists of any such information, except (x) pursuant to his duties hereunder during his employment by the Company,
          (y) to the extent expressly authorized by the Company in writing or as required by law or (z) to comply with a legal process, provided Executive promptly notifies the Company in order that the Company, at its expense, may seek a protective order and Executive cooperates with the Company in seeking such order. All records, files, drawings, documents, equipment, and the like, or copies thereof, relating to the Company's business, or the business of any of its affiliated companies, which Executive shall prepare, use, or come into contact with, shall be and remain the sole property of the Company, and shall not be removed (except to allow Executive to perform his responsibilities hereunder while traveling for business purposes or otherwise working away from his office) from the Company's or the affiliated company's premises without its prior written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. This Paragraph 7(b) shall survive the termination or expiration of the term of Executive's employment hereunder.

     (c)  Confidential Information Defined.  For purposes of this Agreement,
          --------------------------------
          "Confidential Information" means all information (whether reduced to written, electronic, magnetic or other tangible form) acquired in any way by Executive during the course of his employment with the Company or any of its affiliated companies concerning the products, projects, activities, business or affairs of the Company and its affiliated companies or the Company's or any of its affiliated companies' customers, including, without limitation, (i) all information concerning trade secrets of the Company and its affiliated companies, including computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements or inventions of the Company and its affiliated companies, (ii) all sales and financial information concerning the Company and its affiliated companies, (iii) all customer and supplier lists of the Company and its affiliated companies, (iv) all information concerning products or projects under development of the Company and its affiliated companies or marketing plans for any of those products or projects, and (v) all information in any way concerning the products, projects, activities, business or affairs of customers of the Company and its affiliated companies which was furnished to him by the Company or any of its agents or customers; provided, however, that Confidential Information does not include information which (A) becomes available to the public or the industry in which the Company operates other than as a result of a disclosure by Executive (other than in the normal course of Executive's duties hereunder), (B) was available to him on a non-confidential basis outside of his employment with the Company, or

          (C) becomes available to him on a non-confidential basis from a source that Executive believes in good faith is not under an obligation of confidentiality to the Company.

     (d)  Nonsolicitation.  Executive recognizes and acknowledges that it is
          ---------------
          essential for the proper protection of the business of the Company and its affiliated companies that Executive be restrained for a reasonable period following the termination of Executive's employment with the Company and its affiliated companies from: (i) soliciting or inducing any employee of the Company or any of its affiliated companies to leave the employ of the Company or any of its affiliated companies;
          (ii) hiring or attempting to hire any employee of the Company or any of its affiliated companies; or (iii) directly and personally soliciting the trade of or trading with the customers of the Company or any of its affiliated companies for any competitive business purpose. Accordingly, Executive agrees that during the Term of his employment hereunder, and for the Restricted Period thereafter following the termination of Executive's employment with the Company and its affiliated companies for any reason, Executive shall not, (x) directly or indirectly, hire, solicit, aid in or encourage the hiring and/or solicitation of, contract with, aid in or encourage the contracting with, or induce or encourage to leave the employment of the Company or any of its affiliated companies, any employee of the Company or any of its affiliated companies; or (y) directly and personally solicit, or use Confidential Information to aid in the solicitation of, contract with, or service any person or entity which is, or was, within two (2) years prior to the termination of Executive's employment with the Company and its affiliated companies, a customer or client of the Company or any of its affiliated companies for the purpose of offering or selling a product or service competitive with any of those offered by the Company or any of its affiliated companies. Notwithstanding the foregoing, nothing in this Paragraph 7(d) shall prohibit Executive from providing references on an unsolicited basis with respect to employees of the Company. For purposes of this Paragraph 7(d), the "Restricted Period" shall be deemed to be equal to the longer of (i) two (2) years following the termination of Executive's employment for any reason, or (ii) the period during which Executive is receiving salary continuation payments hereunder. This Paragraph 7(d) shall survive the termination or expiration of this Agreement.

     (e)  Remedy for Breach.  Executive agrees that in the event of a breach or
          -----------------
          threatened breach of any of the covenants contained in this Paragraph 7, the Company shall have the right and remedy to have such covenants specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

8.   Termination.
     -----------

     (a)  For Cause.  Notwithstanding anything herein to the contrary, the
          ---------
          Company may, without liability, terminate Executive's employment hereunder for Cause (as defined below) at any time within ninety (90) days of the date the Chairman of the Board, or of any Committee thereof, first has knowledge of the event justifying such termination by delivery of a Notice of Termination (as defined in subparagraph (d) below) from the Board (or any duly authorized Committee thereof) specifying such Cause, and thereafter, the Company's obligations hereunder shall cease and terminate.

          i)   Definition of Cause.  Except as provided in Paragraph 9(c) below,
               -------------------
               as used herein, the term "Cause" shall mean (i) Executive's willful engaging in misconduct with regard to the Company or any of its affiliated companies which is demonstrably and materially injurious to the Company and its affiliated companies taken as a whole, (ii) Executive's willful dishonesty of a material nature involving the Company's or any of its affiliated companies' assets, or (iii) a material failure by Executive to comply with any of the provisions of this Agreement. No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company or its subsidiaries. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause pursuant to this Paragraph 8(a) unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose of making a determination of whether Cause for termination exists (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of misconduct as set forth above in this subparagraph 8(a)(i) and specifying the particulars thereof in detail. In addition, if the conduct alleged to have constituted Cause is curable (as determined by the Board), the Notice of Termination shall not be delivered until after the Board (or any duly authorized Committee thereof) shall have given Executive written notice specifying the conduct alleged to have constituted such Cause and Executive has failed to cure such conduct, within fifteen (15) days following receipt of such notice.

          ii)  Arbitration Required to Confirm Cause.  In the event of a
               -------------------------------------
               termination for Cause pursuant to this Paragraph 8(a) or pursuant to subparagraph 9(c)(iv), the Company shall continue to pay Executive's then current compensation as specified in this Agreement until the issuance of an arbitration award affirming the Company's action. Such arbitration shall be held in accordance with the provisions of Paragraph 11(c) below. In the event the award upholds the action of the Company, Executive shall promptly repay to the Company any sums received pursuant to Paragraph 9 below, following termination of employment.

     (b)  Other than for Cause; Performance, Reorganization; Any Reason or
          ----------------------------------------------------------------
          Reasons. Notwithstanding anything herein to the contrary, the Company
          -------
          may also terminate Executive's employment (without regard to any general or specific policies of the Company relating to the employment or termination of its employees) (i) should Executive fail to perform his duties hereunder in a manner satisfactory to the Board, provided that Executive shall first be given written notice of such unsatisfactory performance and a period of ninety (90) days to improve such performance to a level deemed acceptable to the Board, (ii) should Executive's position be eliminated as a result of a reorgani-zation or restructuring of the Company or any of its affiliated companies or (iii) for any other reason or reasons.

     (c)  Termination by Executive.  Executive may terminate his employment
          ------------------------
          hereunder with or without Good Reason by delivery of a Notice of Termination to the Company, provided that any such Notice of Termination for Good Reason shall be given within ninety (90) days after the occurrence of the event giving rise to Good Reason, which notice shall specify the act, or failure to act, alleged to give rise to Good Reason hereunder and shall otherwise comply with the provisions of subparagraph (d) below. If Executive gives the Company such Notice of Termination, the Company shall have fifteen (15) days after receipt of such notice to remedy the facts and circumstances that allegedly gave rise to Good Reason. In the event Executive does not provide a Notice of Termination to the Company of termination for Good Reason, such termination shall be deemed a voluntary resignation by Executive.

          i)  Definition of Good Reason.  As used herein, the term "Good Reason"
              -------------------------
              shall mean any of the following acts or failures to act, if taken without the express written consent of Executive, (A) any material change by the Company in Executive's functions, duties or responsibilities as Co-President and Co-Chief Executive Officer, which change would cause Executive's position with the Company to become of less dignity, responsibility, importance, or scope as compared to the position and attributes that applied to Executive as of the Effective Date, or an adverse change in Executive's title, position or his obligation and right to report directly to the Board; (B) any reduction in Executive's base salary, other than a reduction effected proportionately as part of an across-the-board reduction affecting all executive employees of the Company; (C) any material failure by the Company to comply with any of the provisions of the Agreement; (D) the Company's requiring Executive to be based at any office or location more than 25 miles from the office at which Executive is based as of the Effective Date, except for travel reasonably required in the performance of Executive's responsibilities; or (E) any failure by the Company to obtain the express assumption of the Agreement by any successor or assign of the Company. Executive's right to terminate employment for Good Reason pursuant to this Paragraph 8 shall not be affected by Executive's incapacity due to physical or mental illness.

     (d)  Notice of Termination.  Any termination of Executive's employment by
          ---------------------
          the Company or by Executive hereunder shall be communicated by a Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provisions in this Agreement relied upon and which sets forth (i) in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (ii) the date of Executive's termination of employment, which shall be no earlier than fifteen (15) days after such Notice is received by the other party. Any purported termination of Executive's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement shall not be effective. In the case of a termination for Cause, the Notice of Termination shall also satisfy the requirements set forth in Paragraph 8(a).

9.   Obligations of the Company on Termination of Employment.
     -------------------------------------------------------

     (a)  For Cause; Voluntary Resignation.  If (i) the Company terminates
          --------------------------------
          Executive's employment for Cause hereunder or (ii) Executive terminates his employment with the Company other than for Good Reason, then, except as otherwise specifically set forth herein, all of the Company's obligations hereunder shall immediately cease and terminate. Executive shall thereupon have no further right or entitlement to additional salary, incentive compensation payments or awards, or any perquisites from the Company whatsoever, and Executive's rights, if any, under the Company's employee and executive benefit plans shall be determined solely in accordance with the express terms of the respective plans. Notwithstanding the foregoing, Executive shall be entitled to receive any accrued base salary, accrued but unused vacation and unreimbursed expenses, and if such termination is by Executive other than for Good Reason on or after March 31, 2004, Executive shall be entitled to receive the benefits under Paragraphs 9(b)(i)(C), 9(b)(i)(E)(x) and (E)(y) and 9(b)(i)(H).

     (b)  Termination Other than for Cause; Termination for Good Reason.
          -------------------------------------------------------------

          i) If the Company terminates Executive's employment pursuant to Paragraph 8(b) above or Executive terminates his employment with the Company for Good Reason in both cases prior to a Change in Control of the Company or at any time other than within the two
               (2) years immediately following a Change in Control, then in lieu of any benefits payable pursuant to the Company's Executive Severance Policy (so long as the compensation and benefits payable hereunder equal or exceed those payable under said Policy) and in complete satisfaction and discharge of all of its obligations to Executive hereunder (other than obligations that arise under Paragraphs 10 or 11 hereof), the Company shall, while Executive is not in breach of the provisions of Paragraph 7 hereof; provided any such suspended payments and/or benefits shall resume once any such breach has been cured, (A) continue Executive's then base salary, without increase, for the remainder of the Term of this Agreement but in no event for a period of less than two years following such termination of employment (such greater of the remainder of the Term or two (2) years shall be referred to as the "Severance Period"), (B) continue Executive's incentive award compensation under the terms of the Company's MIP for each fiscal year ending with or within the Severance Period, such MIP awards to be equal, in each case, to 100% of Executive's Individual Target Award existing at the time of his termination of employment, (C) provide Executive with lifetime (x) coverage under the Company's Executive Medical Plan and financial counseling program and (y) office space and secretarial support services as may be suitable and adequate for Executive's needs, (D) continue Executive's participation in the Deferred Compensation Administration Plan II, and Executive's automobile allowance for the Severance Period, (E) subject to the express special forfeiture and repayment provisions of the respective plans (or the terms and conditions applicable thereto), continue the accrual and vesting of Executive's rights, benefits and existing awards for the Severance Period for purposes of the EBRP and ESBP (with

               Executive's benefits, for purposes of those two plans only, calculated on the basis of Executive receiving (x) Approved Retirement (as defined in the EBRP) commencing on the expiration of this Agreement and, (y) with respect to the EBRP, a benefit calculated at the maximum level of 60% of Average Final Compensation (as defined in the EBRP) then specified in the EBRP without any reduction for early retirement), (F) subject to both
               (x) the express special forfeiture and repayment provisions of the applicable plans or arrangements (or the terms and conditions applicable thereto) and (y) the provisions of subparagraph
               (b)(ii) below, accelerate the vesting of all Executive's awards granted prior to such termination of employment pursuant to the Company's Stock Option and Restricted Stock Plan (or any similar plan or arrangement); provided, that Executive shall in no event
                                     --------  ----
               be entitled to or receive additional grants or awards subsequent to the date of his termination of employment, (G) continue Executive's participation in the Company's Long Term Incentive Plan for the remainder of the Term of this Agreement (but not thereafter) (pro-rating performance periods as of the date Executive ceased rendering services to the Company), provided,
                                                                    --------
               that Executive shall not participate in any way whatsoever in any
               ----
               performance period commencing subsequent to the date of termination, and provided, further, that with respect to the LTIP
                                --------  -------
               Award, such award shall be paid in accordance with the terms and conditions applicable to Approved Retirement with the exception that the "Service-based Portion of the Target Award" shall be paid as if Executive had continued employment throughout the performance period applicable to such award (H) deem Executive's termination to have occurred as if the sum of his age and years of service to the Company is at least 65 for purposes of both the Deferred Compensation Administration Plan II and the Stock Option and Restricted Stock Plan (or any similar plan or arrangement, and (I) terminate Executive's participation in the Company's tax-qualified profit-sharing plans and stock purchase plans, pursuant to the terms of the respective plans, as of the date of Executive's termination of employment. During the Severance Period, Executive shall have no obligation to seek other employment and the Company shall not (x) have the right of offset as a result of any compensation Executive may receive from a subsequent employer or, (y) while Executive is not in breach of the provisions of Paragraph 7, reduce its payments pursuant to this Paragraph 9(b)(i).

          ii) For purposes of subparagraph (b)(i) above, (A) if Executive's termination occurs prior to August 1, 2000, (x) 100% of the stock options granted to Executive prior to July 1, 1999, shall vest in full, and (y) 50% of the then unvested stock options granted to Executive subsequent to July 1, 1999, shall vest in full, and
               (B), if Executive's termination occurs on or after August 1, 2000, all unvested stock options granted to Executive shall vest in full.

     (c)  Termination in Connection with a Change in Control.  Notwithstanding
          --------------------------------------------------
          the provisions of Paragraph 9(a) and (b) hereof, in the event of an occurrence of a Change in Control (which shall include the 1999 Change in Control), the following provisions shall apply in the event of Executive's termination of employment (i) within two (2) years following such Change in Control or (ii) within the six (6) month period immediately preceding such Change in Control if such termination of employment occurs at the direction of the person or entity that is involved in, or otherwise in connection with, such Change in Control:

          i) If the Company terminates Executive's employment pursuant to Paragraph 8(b) above or otherwise without Cause (as defined in subparagraph 9(c)(iv) below) or Executive terminates his employment with the Company for Good Reason, then the Company shall in lieu of the benefits payable under subparagraphs (A) and
               (B) of Paragraph 9(b) above immediately pay to Executive in a cash lump sum an amount equal to the greater of: (x) 2.99
                                                    ----------
               multiplied by Executive's "base amount" determined pursuant to section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (y) the sum of the amounts described in clauses
               (A) and (B) in Paragraph 9(b) above and shall take all actions described in clauses (C) through (I) in Paragraph 9(b) hereof.

          ii)  For Cause; Voluntary Resignation.  If the Company terminates
               --------------------------------
               Executive's employment for Cause (as defined in subparagraph 9(c)(iv)) or Executive terminates his employment with the Company other than for Good Reason, then the rights and obligations of the Company and Executive shall be governed by Paragraph 9(a) hereof.

          iii) Change in Control.  For purposes of this Agreement, a "Change in
               -----------------
               Control" of the Company shall be deemed to have occurred if any of the events set forth in any one of the following subparagraphs shall occur: (A) any Person (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities, or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (B) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C) or (D) of this subparagraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
               (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

               Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which, in the judgment of the Compensation Committee of the Board, the holders of the Company's common stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

          iv) Notwithstanding anything to the contrary contained in subparagraph 8(a)(i), for purposes of this Paragraph 9(c), termination by the Company of Executive's employment for "Cause" shall mean termination upon Executive's willful engaging in misconduct which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole. No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company or its subsid-iaries. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause pursuant to this subparagraph 9(c)(iv) unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose of making a determination of whether Cause for termination exists (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of misconduct as set forth above in this subparagraph 9(c)(iv) and specifying the particulars thereof in detail. In addition, if the conduct alleged to have constituted Cause is curable (as determined by the Board), the Notice of Termination shall not be delivered until after the Board (or any duly authorized Committee thereof) shall have given Executive written notice specifying the conduct alleged to have constituted such Cause and Executive has failed to cure such conduct, within fifteen (15) days following receipt of such notice.

          v)   Remedy by Company.  If, within two years following a Change in
               -----------------
               Control, Executive terminates employment for Good Reason in accordance with the provisions of Paragraph 9(c), Executive shall make a good faith reasonable determination immediately after the fifteen-day period whether the facts and circumstances that allegedly gave rise to Good Reason have been remedied and shall communicate such determination in writing to the Company (the "Executive Determination"). If Executive determines that adequate remedy has not occurred, then the initial Notice of Termination shall remain in effect. The Company shall not be bound by any Executive Determination that applies to any termination other than a termination for Good Reason that occurs within two years following a Change in Control. Notwithstanding any dispute concerning whether Good Reason exists for termination of employment or whether adequate remedy has occurred, the Company shall immediately pay to Executive, as specified in subparagraph 9(c)(i), any amounts otherwise due under this

               Agreement. Executive may be required to repay such amounts to the Company if any such dispute is finally determined adversely to Executive.

10.  Excise Tax Payment.
     ------------------

     (a) If, as a result of Executive's employment with the Company or termination thereof, the benefits received by Executive (the "Total Payments") are subject to the excise tax provision set forth in section 4999 of the Code (the "Excise Tax"), the Company shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the benefits received hereunder and any Federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

     (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent "reasonable compensation" for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount (as defined in section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the

          Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the date of termination (or if there is no date of termination, then the date on which the Gross-Up Payment is calculated for purposes of this Paragraph 10(b)), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     (c) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess plus any interest, penalties or additions payable by Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

     (d) Notwithstanding anything else herein, this Paragraph 10 shall survive any termination of employment, any payments hereunder or any termination of obligations hereunder; provided, however, that this Paragraph 10 shall not survive any termination of employment for Cause that occurs prior to a Change in Control, or any payments or termination of obligations in connection with such termination for Cause.

11.  General Provisions.
     ------------------

     (a) Executive's rights and obligations hereunder shall not be transferable by assignment or otherwise; provided, however, that this Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrator, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. Unless otherwise agreed to by Executive, the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive (such agreement not to be unreasonably withheld or delayed), to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. This Agreement shall not otherwise be assigned by the Company. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

     (b) This Agreement and the rights of Executive with respect to the benefits of employment referred to in Paragraph 4(c) constitute the entire agreement between the parties hereto in respect of the employment of Executive by the Company. This Agreement supersedes and replaces in its entirety all prior oral and written agreements, understandings, commitments, and practices between the parties, including, but not limited to, the Old Employment Agreement and the Termination Agreement.

     (c) Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, other than any dispute, controversy claim or breach arising under Paragraph 7 of this Agreement, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Any arbitration held pursuant to this paragraph in connection with any termination of Executive's employment shall take place in San Francisco, California at the earliest possible date. If any proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys fees and necessary costs and disbursements, not to exceed in the aggregate one percent (1%) of the net worth of the other party, in addition to any other relief to which he or it may be entitled.

     (d) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability hereof shall not be affected thereby.

     (e) This Agreement may not be amended or modified except by a written instrument executed by the Company and Executive.

     (f) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California without regard to its principles of conflict of laws.

     (g) For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by messenger or in person, or when mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

          If to the Company: McKesson HBOC, Inc.
                             One Post Street
                             San Francisco, CA 94104
                             Attention: Office of the General Counsel

          If to Executive:   John H. Hammergren
                             c/o McKesson HBOC, Inc.
                             One Post Street
                             San Francisco, CA 94104

          or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          McKESSON HBOC, INC.
                                          A Delaware Corporation


                                          By /s/ William A. Armstrong
                                             -----------------------------------
                                             Senior Vice President

ATTEST:

/s/ Ivan D. Meyerson                      /s/ John H. Hammergren
-------------------------------------     --------------------------------------
 Senior Vice President and Secretary         Executive


By the Authority of the
Board of Directors
of McKesson HBOC, Inc.
on July 12, 1999.